UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2019 (February 5, 2019)

Riot Blockchain, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401,
Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

 (Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Interim Chief Executive Officer

Riot Blockchain, Inc. (“Riot,” the “Company,” “We” or “Us”), terminated the Executive Employment Agreement, as amended (the “Ensey Employment Agreement”), by and between the Company and Mr. Christopher Ensey, the Interim Chief Executive Officer, effective February 5, 2019.  Mr. Ensey’s termination was without cause as provided under the Ensey Employment Agreement.

(c) and (d) Appointment of Chief Executive Officer

Following Mr. Ensey’s termination, the Company appointed Jeffrey G. McGonegal, 67, to the role of Chief Executive Officer, effective February 5, 2019, for a period of 12 months according to the terms of an executive employment agreement by and between the Company and Mr. McGonegal (the “McGonegal Employment Agreement”).  The McGonegal Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. McGonegal has been with the Company for over a decade and he brings a wealth of public company executive and financial reporting experience, including senior leadership roles working primarily with public entities assisting them with financing, merger and acquisition transactions, to the position of Chief Executive Officer of Riot Blockchain, Inc. We expect Mr. McGonegal to execute the Board’s strategy to achieve the Company’s near and medium term goals, which are expected to include monitoring corporate overhead expenses while managing the Company’s ongoing initiatives.

(e) Compensatory Arrangements of Certain Officers

According to the terms of the McGonegal Employment Agreement, Mr. McGonegal will receive a prorated annual salary of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) for a period of twelve (12) months in accordance with the Company’s regular payroll practices as compensation for his services as Chief Executive Officer. Mr. McGonegal will be eligible, according to a periodic vesting schedule, for equity awards which, upon full vesting at the end of the initial twelve (12) month employment period, will entitle Mr. McGonegal to an additional Two Hundred Fifty Thousand and 00/100 Dollars ($250,000) split between cash and equity, 30% to 70%, respectively. Any equity Mr. McGonegal may receive pursuant to the McGonegal Employment Agreement will be awarded in restricted stock units of shares of our common stock, which are convertible into shares of our common stock on a one-for-one basis subject to the removal of the restrictive ledgers stamped thereon.

The foregoing description of the McGonegal Employment Agreement included herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the McGonegal Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Riot’s press release, dated February 5, 2019, announcing the departure of its Interim Chief Executive Officer, Christopher Ensey, and the subsequent appointment of Jeffrey G. McGonegal as its Chief Executive Officer is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this report is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Jeffrey G. McGonegal Executive Employment Agreement dated as of February 6, 2019
Exhibit 99.1	Press Release dated February 5, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

Dated: February 11, 2019	By:	/s/ Robby Chang
Robby Chang
Chief Financial Officer